Exhibit 99.1

Relmada Therapeutics Announces Pricing of $100 Million Underwritten Offering of Common Stock and Pre-Funded Warrants

CORAL GABLES, Fla., November 4, 2025 /PRNewswire/ -- Relmada Therapeutics, Inc. (Nasdaq: RLMD, “Relmada” or the “Company”), a clinical-stage biotechnology company advancing innovative therapies for oncology and central nervous system indications, today announced the pricing of its underwritten offering of 40,142,000 shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 5,315,000 shares of common stock. The shares of common stock are being sold at an offering price of $2.20 per share, and the pre-funded warrants are being sold at an offering price of $2.199 per pre-funded warrant, which represents the per share offering price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. The gross proceeds to Relmada from the offering, before deducting underwriting discounts and commissions and other expenses payable by Relmada, and excluding the exercise of any pre-funded warrants, are expected to be approximately $100 million. The offering is expected to close on November 5, 2025, subject to customary closing conditions. Investors in the offering included Janus Henderson Investors, Ferring Ventures SA, Squadron Capital Management, Marshall Wace, Spruce Street Capital, OrbiMed, Columbia Threadneedle Investments and Driehaus Capital Management.

Jefferies and Leerink Partners are acting as joint book-running managers for the offering. Mizuho is acting as book-runner for the offering.

Relmada intends to use the net proceeds from the offering, together with existing cash, cash equivalents, and short-term investments, for working capital and general corporate purposes, which includes, without limitation, clinical studies required to gain regulatory approvals, implementation of adequate systems and controls to allow for regulatory approvals, further development of its product candidates, investing in or acquiring companies that are synergistic with or complementary to its technologies, licensing activities related to its current and future product candidates, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses.

The securities described above were offered by Relmada pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was declared effective by the Securities and Exchange Commission (“SEC”) on September 12, 2024. A final prospectus supplement describing the terms of the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying base prospectus, when available, may also be obtained by request by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com; Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525 ext. 6105, or by emailing syndicate@leerink.com; or Mizuho Securities USA LLC, Attention: Equity Capital Markets Desk, at 1271 Avenue of the Americas, New York, New York 10020, or by email at US-ECM@mizuhogroup.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities of Relmada, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Relmada Therapeutics, Inc.

Relmada is a clinical-stage biotechnology company focused on developing transformative therapies for oncology-related and central nervous system conditions. Its lead candidates, NDV-01 and sepranolone, are advancing through mid-stage clinical development with the potential to address significant unmet needs.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward- looking statements made by us or on our behalf. This press release contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding Relmada’s ability to complete the offering and the expected use of the proceeds from the offering. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described under the heading “Risk Factors” set forth in the Company’s reports filed with the SEC from time to time. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered a complete list.

Investor Contact:

Brian Ritchie

LifeSci Advisors

britchie@lifesciadvisors.com

Media Inquiries:

Corporate Communications
media@relmada.com

Source: Relmada Therapeutics